Exhibit 1

JOINT FILING AGREEMENT

This Joint Filing Agreement, dated as of April 12, 2010, is by and among HealthpointCapital Partners, L.P., HGP, LLC, HealthpointCapital Partners II, L.P., HCPII Co-Invest Vehicle II, L.P., HGP II, LLC, Mortimer Berkowitz III, and John H. Foster (collectively, the “Filers”).

Each of the Filers may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13G or Schedule 13D and amendments thereto with respect to shares of Common Stock, par value $0.0001 per share, of Alphatec Holdings, Inc. beneficially owned by them from time to time.

Pursuant to and in accordance with Rule 13(d)(1)(k) promulgated under the Securities Exchange Act of 1934, as amended, the Filers hereby agree to file a single statement on Schedule 13D (and any amendments thereto) on behalf of each of the Filers, and hereby further agree to file this Joint Filing Agreement as an exhibit to such statement, as required by such rule.

This Joint Filing Agreement may be terminated by any of the Filers upon seven days prior written notice or such lesser period of notice as the Filers may mutually agree.

Executed and delivered as of the date first above written.

Date: April 12, 2010	By:	/s/ Mortimer Berkowitz III
Mortimer Berkowitz III

Date: April 12, 2010	By:	/s/ John H. Foster
John H. Foster

Date: April 12, 2010	HGP, LLC

	By:	/s/ Mortimer Berkowitz III
Mortimer Berkowitz III Managing Member

Date: April 12, 2010	HealthpointCapital Partners, L.P. HGP, LLC Its General Partner

	By:	/s/ Mortimer Berkowitz III
Mortimer Berkowitz III Managing Member

Date: April 12, 2010	HGP II, LLC

	By:	/s/ Mortimer Berkowitz III
Mortimer Berkowitz III Managing Member

Date: April 12, 2010	HealthpointCapital Partners II, L.P. HGP II, LLC Its General Partner

	By:	/s/ Mortimer Berkowitz III
Mortimer Berkowitz III Managing Member

Date: April 12, 2010	HCPII Co-Invest Vehicle II, L.P. HGP II, LLC Its General Partner

	By:	/s/ Mortimer Berkowitz III
Mortimer Berkowitz III Managing Member